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                                                                       EXHIBIT 5

                                  UNGARETTI & HARRIS

                           3500 THREE FIRST NATIONAL PLAZA
                               CHICAGO, ILLINOIS 60602


April 2, 1998



CenterPoint Properties Trust
401 North Michigan Avenue
Suite 3000
Chicago, Illinois  60611

Ladies and Gentlemen:

We have acted as counsel to CenterPoint Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with the preparation of (i) a Registration Statement on Form S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on December 19, 1996 and declared effective by the Commission on January 6, 1997 as amended by a Post-Effective Amendment No. 1 filed with the Commission of October 15, 1997 and declared effective by the Commission on October 23, 1997 (the "Registration Statement"), relating to the registration, under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of up to $200,000,000 in securities of the Company; and (ii) a supplement dated April 2, 1998 (the "Supplement") to the Registration Statement, relating to the issuance and sale of $100,000,000 aggregate principal amount of the Company's 6-3/4% Senior Notes due 2005 (the "Notes"), to be issued pursuant to an Indenture dated as of April 2, 1998 (the "Original Indenture") between the Company and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of April 2, 1998 between the Company and the Trustee (the "First Supplemental Indenture"; the Original Indenture as supplemented by the First Supplemental Indenture being referred to herein as the "Indenture").

In this regard, we have examined:

     a. the declaration of trust, by-laws and organizational documents of the Company;

     b.   certain resolutions adopted by the Company's Board of Trustees;

     c.   the Registration Statement and Supplement;

     d.   the Indenture; and

     e. such other documents as we have deemed relevant for the purpose of rendering the opinions set forth herein, including certifications as to certain

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CenterPoint Properties Trust
April 2, 1998
Page -2-


          matters of fact by responsible officers of the Company and by governmental authorities.



We have assumed the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that:

     1. The Notes have been duly and validly authorized by the Company and, when duly executed by authorized officers of the Company, duly authenticated by the Trustee and issued by the Company in accordance with the terms of the Indenture against payment of the principal amount thereof, will constitute the legal, valid and binding obligations of the Company in accordance with their terms and the terms of the Indenture, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

     2. The Indenture has been duly and validly authorized by the Company and, when duly executed by an authorized officers of the Trustee, will constitute the legal, valid and binding obligation of the Company in accordance with its terms, subject to bankruptcy, reorganization, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

We are members of the Bar of the State of Illinois. Our opinion is limited to the laws of the State of Illinois and the general laws of the United States of America. Insofar as our opinion relates to matters of New York law, we have assumed that laws of the State of New York are the same as the laws of the State of Illinois.

We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm in the Prospectus that is part of the Registration Statement. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,




Ungaretti & Harris